Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND OTHER PROPERTY INTERESTS (this “Assignment”) is entered into as of the 15th day of June, 2012 (“Effective Date”), between GREIT – Western Place, LP, a Texas limited partnership (“Assignor”), and ARPT Western Place Owner, LLC, a Delaware limited liability company (“Assignee”).

Background

This Assignment and Assumption of Leases, Contracts, Licenses, Name, Claims and Proceeds, and Available Development Rights and other Property Interests is being executed and delivered pursuant to that certain Agreement of Sale dated as of April 27, 2012 (the “Agreement”) between Assignor, as Seller, and The American Recovery Property Trust, Inc., as Purchaser. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Assignment and Assumption

In consideration of Ten Dollars ($10.00) in hand paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignors do hereby assign, transfer and set over unto Assignee, all of Assignors’ right, title and interest in and to (i) the Leases together with tenant security deposits held by Assignor under the Leases, (ii) the Contracts, (iii) to the extent assignable, all Licenses, (iv) the Name, (v) all Claims and Proceeds, (vi) Available Development Rights, and (vii) all other rights, privileges and entitlements related to the ownership, use and operation of the Real Property and/or Improvements.

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the Effective Date, subject to the terms, covenants, conditions and provisions contained in the Leases, the Contracts and the Leases.

Assignee does hereby accept the foregoing assignment and does hereby assume, as of the date hereof, and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, terms, covenants, provisions and conditions under the Leases, the Contracts and the Licenses arising from and after the Closing Date, and Assignee agrees to be liable for the observance and performance thereof with the same force and effect as though Assignee were the original party to the Leases, the Contracts and the Licenses. Assignors agree to protect, defend, indemnify and hold harmless Assignee, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns from any and all losses, damages, expenses, fees (including, without limitation, reasonable attorneys’ fees), court costs, suits, judgments, liabilities, claims and demands whatsoever in law or in equity, incurred or suffered by Assignee, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns or any of them arising out of or in connection with the Leases, the Contracts, the Licenses, the Name, the Claims and Proceeds and the Available Development Rights as to events occurring prior to the Closing Date.

Assignors hereby represent and warrants only that they have not previously assigned the Leases, the Contracts, the Licenses, the Name, the Claims and Proceeds and the Available Development Rights.

This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors, and assigns. No third party shall have the benefit of any of the provisions of this Assignment nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon. Disputes arising with respect to this Assignment shall be addressed and resolved pursuant to the provisions of Section 15 of the Agreement, and the non-prevailing party shall pay the reasonable attorneys’ fees and expenses of the prevailing party. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of Texas.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Assignors and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR GREIT – Western Place, LP, a Texas limited partnership

By:	GREIT – Western Place GP, LLC, a Delaware limited liability company, its General Partner

	By:	G REIT Liquidating Trust, a Maryland trust, its sole member

		By:	/s/ Gary T. Westcombe

Gary T. Westcombe, Trustee

ASSIGNEE ARPT Western Place Owner, LLC, a Delaware limited liability company

By:

Todd A. Mikles, President

IN WITNESS WHEREOF, Assignors and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR GREIT – Western Place, LP, a Texas limited partnership

By:	GREIT – Western Place GP, LLC, a Delaware limited liability company, its General Partner

	By:	G REIT Liquidating Trust, a Maryland trust, its sole member

By:

Gary T. Westcombe, Trustee

ASSIGNEE ARPT Western Place Owner, LLC, a Delaware limited liability company

By:	/s/ Todd Mikles

Todd A. Mikles, President